EXHIBIT 10.2

SHARED SERVICES AGREEMENT

This SHARED SERVICES AGREEMENT (this “Agreement”), is entered into on April 7, 2009, to be effective as of 11:59 PM CDT March 31, 2009 (the “Effective Date”), by and between SemGroup Energy Partners, L.P., SemGroup Energy Partners, L.L.C., SemGroup Crude Storage, L.L.C., SemPipe G.P., L.L.C. and SemPipe, L.P. (collectively, “Service Recipient”), and SemCrude, L.P. and SemManagement, L.L.C. (collectively, “Service Provider”).  Service Provider and Service Recipient are hereinafter collectively referred to as the “Parties” or individually, as applicable, as the “Party.”

W I T N E S S E T H

WHEREAS, Service Provider and Service Recipient have entered into a Master Agreement, dated as of the date hereof (the “Master Agreement”), pursuant to which, among other things, Service Provider will provide certain services for Service Recipient’s crude related operations (the “Service Recipient Business”);

WHEREAS, after the date hereof, Service Recipient will operate the Service Recipient Business independently of the Service Provider’s crude related operations (the “Service Provider Business”);

WHEREAS, Service Recipient desires Service Provider to provide Service Recipient with certain services related to the Service Recipient Business, which are more particularly described on Exhibits A, B and C hereof (the “Services”); and

WHEREAS, the Parties desire to track shared overhead and operating services and expenses in accordance with the terms hereof on a basis reasonably related to actual use and cost of services rendered.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. DEFINITIONS.

Unless otherwise expressly noted, the words “hereof,” “herein,” “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular section, subsection or clause of it, and references herein to an exhibit, schedule, section, subsection, or clause shall refer to those of or in this Agreement.  The meanings of terms defined herein shall be equally applicable to both the singular and plural forms of those terms.

SECTION 2. SERVICES.

(a) Subject to the terms and conditions hereof, during the Term (as hereinafter defined), Service Provider shall provide to Service Recipient the Services set forth in Exhibits A, B and C hereof.

(b) As may be required or at its option, and after receiving the written consent of Service Recipient, which shall not be unreasonably withheld, conditioned or delayed, Service Provider may cause any Service outlined hereunder to be provided by any third party (an “Outsourced Service”).  Service Recipient hereby consents to any Outsourced Services that are in existence as of the date hereof.  Notwithstanding anything to the contrary contained herein, Service Provider will not be responsible for the quality of any Outsourced Service so long as Service Provider reasonably selects the provider of such Services.  In the event an Outsourced Service provider commits a breach of an Outsourced Service agreement that has, or in the reasonable judgment of Service Recipient has the potential to have, a material adverse impact on Service Recipient, Service Provider shall use commercially reasonable efforts to enforce any claims and pursue any rights or remedies Service Provider may have against the Outsourced Service provider for such breach or potential breach in the same manner with which Service Provider seeks to enforce such a claim or pursue such rights or remedies in respect of such a breach or potential breach adversely affecting Service Provider.  Service Provider shall use commercially reasonable efforts to have Service Recipient be a third party beneficiary of any rights or remedies Service Provider may have against the Outsourced Service provider for any breach arising from or relating to any Outsourced Service.  For greater clarity and subject to Section 11, nothing in this Agreement shall be interpreted as to relieve Service Provider from any of its obligations hereunder, including its obligation to provide the Services it is required to provide hereunder.

(c) Notwithstanding any other provision of this Agreement and without limiting the rights of Service Recipient for a breach of Service Provider of its obligations under this Agreement, Service Recipient shall have exclusive control and decision making authority with respect to the Service Recipient Business and shall be responsible for ensuring that the Service Recipient Business is in compliance with all Applicable Laws.  Service Provider shall not be responsible for any Liabilities arising from (i) Service Provider’s compliance with any instruction, direction or parameter given by Service Recipient or any constraint imposed by Service Recipient or (ii) Service Recipient’s decision to not implement any actions recommended by Service Provider in connection with its provision of Services to Service Recipient.

SECTION 3. FUNDING OF EXPENSES.

The Parties agree that Service Recipient will accrue for and pay its direct expenses, including, without limitation, licensing, registration fees, taxes, surety bonds, legal fees, auditing fees and other outside vendors with whom Service Recipient contracts; and the expense allocation payable under Exhibits A, B and C hereto.  Service Provider further agrees that it will apportion or chargeback any expenses at the end of each month, or any other applicable billing period, and will not true up any such expenses to Service Recipient at the end of any fiscal year.

SECTION 4. TERM AND TERMINATION.

4.1 Term.  Exhibits A, B and C specifically outline the term for which Services will be provided (the “Term”).

4.2 Effect of Termination.  Each Party’s obligations to perform with respect to the particular Service or Services provided to or by it hereunder shall end as of the effective date of its termination in accordance with this Agreement; provided, however, that each Party shall remain liable to the other as provided for hereunder with respect to (a) any obligations accruing under this Agreement prior to the effective date of such termination, or (b) as otherwise provided in this Agreement.  Notwithstanding anything in this Agreement to the contrary, Sections 4.2, 9, 10 and 13 shall survive the expiration or termination of this Agreement.

SECTION 5. COMPENSATION, PAYMENT AND AUDIT REVIEWS.

5.1 Payment of Service Fees to Service Provider.  In consideration for Service Provider providing the Services to Service Recipient, Service Recipient shall pay Service Provider the Service Fees in accordance with Section 5.3 below.

5.2 Service Fees.

(a) Not later than fifteen (15) days following the end of each month, Service Provider shall deliver to Service Recipient a statement (the “Monthly Statement”) that details the actual cost allocable for Services to Service Recipient for that month as set forth on Exhibits A, B and C (the “Service Fees”).  Acceptable forms of delivery for the Monthly Statement include facsimile, electronic mail, postal mail and hand delivery.

(b) Service Recipient shall have the right to review the supporting documentation for such Monthly Statement pursuant to Section 5.4 and Service Recipient shall have thirty (30) days after its receipt of the Monthly Statement to deliver a written notice to Service Provider (the “Dispute Notice”) setting forth the items in dispute in reasonable details (the “Disputed Items”).  During the thirty (30) day period following delivery of the Dispute Notice (the “Resolution Period”), the Parties will use commercially reasonable efforts to reach agreement on the Disputed Items set forth in the Dispute Notice.  If the Parties are unable to reach an agreement during the Resolution Period, then they will appoint a mutually acceptable independent party to review the Dispute Notice and determine the final amount of the Disputed Items.  If the Parties are unable to agree on a single independent party within fifteen (15) days after the end of the Resolution Period, then the Parties will each appoint one (1) independent party, who will jointly select a third independent party (singly or collectively, the “Referee”), within thirty (30) days after the end of the Resolution Period.  The Referee shall deliver its determination to the Parties within thirty (30) days from the date of its engagement.  The Referee’s report shall be final and binding upon the Parties.  The cost of the Referee’s engagement and report shall be shared fifty percent (50%) by Service Provider and fifty percent (50%) by Service Recipient.  Notwithstanding anything herein to the contrary, Service Provider shall continue providing Services during such time as a dispute exists and nonpayment by Service Recipient of any Disputed Items that are outstanding in accordance with this Section 5.2(b) shall not constitute a breach of this Agreement.

(c) In accordance with Service Provider’s normal practices as of the date hereof, Service Provider shall maintain reasonably complete and accurate records of and supporting documentation for all charges and costs and all other data and/or information created, generated, collected, processed or stored by Service Provider in connection with the provision of the Services as provided for in this Agreement (collectively, the “Service Records”).  Service Provider shall retain the Service Records in accordance with Service Recipient’s record retention policy as set forth in Service Recipient’s policies and procedures manual and previously communicated (in writing or electronically) to Service Provider.  Service Recipient shall promptly notify Service Provider in writing or electronically of any modifications to its record retention policy.  In the event of the termination of any Service provided by Service Provider under this Agreement, Service Provider shall provide Service Recipient with a copy of all Service Records pertaining to such terminated Service at Service Recipient’s cost.

5.3 Payments of Service Fees by Service Recipient.  Service Recipient shall pay all Service Fees promptly, but no later than fifteen (15) days after its receipt of the Monthly Statement to which such Service Fees apply, via wire transfer of immediately available funds into a bank account designated by Service Provider, except for Disputed Items that remain outstanding in accordance with Section 5.2(b) of this Agreement.  If Service Recipient disputes any portion of a Monthly Statement, Service Recipient must pay the undisputed portion.  Overdue amounts that are resolved in favor of Service Provider will accrue interest at the one-month London Interbank Offered Rate from the date that payment is due until paid in full.  If overdue amounts are resolved in favor of Service Provider, then Service Recipient will pay all of Service Provider’s reasonable, out-of-pocket costs (including reasonable attorney’s fees) of collecting past due payments and late payment charges; provided, however, that the Parties will share the costs of a Referee in accordance with Section 5.2(b).  If overdue amounts are resolved in favor of Service Recipient, then Service Provider will pay all of Service Recipient’s reasonable, out-of-pocket costs (including reasonable attorney’s fees) of defending itself; provided, however, that the Parties will share the costs of a Referee in accordance with Section 5.2(b).  Any Disputed Items shall be resolved in accordance with Section 5.2(b) of this Agreement.

5.4 Audit Review.

(a) Upon the request of Service Recipient for an audit (which shall be limited to two per calendar year), Service Provider agrees to afford Service Recipient’s accountants (and internal and external auditors, inspectors, regulators and other representatives that Service Recipient may designate from time to time) reasonable access, during normal business hours and upon reasonable notice during the Term, to the Service Records, and shall furnish promptly such information concerning the Services and the Service Fees as Service Recipient’s accountants (and internal and external auditors, inspectors, regulators and other representatives that Service Recipient may designate from time to time) reasonably request; provided, however, that such investigation shall not unreasonably disrupt Service Provider’s operations.  Notwithstanding any provision of this Section 5 to the contrary, Service Recipient and its internal and external auditors, inspectors, regulators and other representatives shall not be given access to (i) the proprietary information of customers of Service Provider or (ii) Service Provider’s facilities that are not related to the provision of the Services.  Each Party will be responsible for its own costs associated with any audit activity pursuant to this Section 5.4(a).

(b) Following any audit, Service Recipient shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with Service Provider to obtain factual concurrence with issues identified in the review.  Service Provider and Service Recipient shall meet to review each audit report promptly after the issuance thereof and discuss any deficiencies, concerns or recommendations in such audit report with respect to the Service Records.

5.5 Notification and Disclosure Matters.  Service Provider will notify Service Recipient within forty-eight (48) hours regarding any issues pertaining to Service Recipient in accordance with the disclosure procedures in place as of the date hereof.

5.6 Service Fees Budget.  Service Provider, in consultation with Service Recipient, shall generate, on or prior to the last day of November each year, an estimate of the budgeted Service Fees for the aggregate cost of Services allocable to Service Recipient for the following year (“Budgeted Service Fees”).  The Budgeted Service Fees shall be used solely for planning purposes.  For the year ending on December 31, 2009 (the “2009 Fiscal Year”), Service Provider shall provide (i) an initial estimate of the Budgeted Service Fees for the remainder of the 2009 Fiscal Year and (ii) a more final estimate of the Budgeted Service Fees for the remainder of the 2009 Fiscal Year no later than May 31, 2009.

SECTION 6. TAXES.

Service Recipient shall pay all applicable sales and use taxes required to be paid on Services provided to Service Recipient that may be due or become due in connection with Service Provider’s performance of the Services.  Service Provider shall reasonably cooperate with Service Recipient in order to permit Service Recipient to establish any exemption from or reduction to, or obtain any credit or refund of, any such sales and use Taxes.

SECTION 7. PURPOSE.

7.1 Rights and Obligations.  The Parties hereby enter into this Agreement for the purpose of setting forth their respective rights and obligations relating to (i) the furnishing of Services and (ii) the sharing of costs associated therewith between Service Provider and Service Recipient.

7.2 Nature of the Relationship.

(a) The relationship of the Parties under this Agreement is and shall be limited to one of contract.  Neither the contractual relationship between the Parties established hereby nor any provision of this Agreement shall be construed to create a partnership or joint venture between the Parties, or make either Party in any way responsible for the indebtedness, obligations, legal compliance or other liabilities of the other Party, except as specifically herein provided.  Neither Party shall have any authority or power to act for or bind the other or to encumber, lease or convey any part of or interest in the other Party’s property.  The Parties shall develop procedures and practices so that the interests of any Party are not favored or required to be preferred over the interests of the other, except as provided herein.

(b) Except as provided herein, this Agreement shall not in any manner (i) limit the Parties in carrying on their respective separate businesses or activities, (ii) impose upon either Party any fiduciary duty vis-a-vis the other or (iii) impose upon either Party any obligation or liability.

(c) The Parties recognize that some of their respective operations are located at shared sites and that necessary interactions result from the proximity of their businesses and the shared responsibilities resulting from the use of the shared sites.  The businesses of the respective Parties will be managed by the Parties, as independent companies, and each will act and conduct business independently.  Further, each Party recognizes its responsibility to support the capability of each other Party to continue to conduct their respective businesses for routine and non-routine activities (including but not limited to start-up, shut down, emergency and other infrequent or unanticipated opportunities or events).

SECTION 8. NON-LIABILITY OF THE PARTIES.

8.1 Standard of Care.  Service Provider shall perform the Services in a good and workmanlike manner, exercising reasonable skill, care and diligence in performing the same, (i) consistent in all material respects with the practices and processes followed or implemented by Service Provider when performing the same Services in connection with the Service Provider Business, (ii) with the same priority it would afford Service Provider’s operations and (iii) in accordance with prudent industry practices and Applicable Law.  Except as described herein or due to a breach hereof, unless caused by the gross negligence or willful misconduct of a Party, the respective Parties shall not be liable for any damage arising out of their performance of this Agreement, whether with respect to the person or property of the other Party or of any of its employees, agents, or invitees, or otherwise.

8.2 Disclaimer of Warranties; Limitation of Liability.  SERVICE PROVIDER MAKES NO WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, RELATING TO ANY OF THE SERVICES AND SERVICE PROVIDER DISCLAIMS ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.    EXCEPT FOR THE PARTIES’ INDEMNIFICATION OBLIGATIONS WITH RESPECT TO CLAIMS OF THIRD PARTIES, THE PARTIES’ LIABILITY FOR DAMAGES HEREUNDER IS LIMITED TO DIRECT, ACTUAL DAMAGES ONLY, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIFIC PERFORMANCE, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, OR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, IN TORT, CONTRACT OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM, OR THE TERMINATION OF THIS AGREEMENT.

SECTION 9. INDEMNIFICATION.

9.1 Subject to Section 8, each Party (each an “Indemnitor”) shall defend, indemnify, and hold harmless the other Party, each of such Party’s Affiliates, and the officers, employees, directors, representatives and agents of such Party and its Affiliates (collectively, “Indemnitees”) from and against any and all Liabilities to the extent that they result from, arise out of or relate to (a) an Indemnitor’s (i) breach of this Agreement, (ii) failure to comply with any contract with a third party relating to the Services or (iii) failure to comply with Applicable Law or (b) any gross negligence or willful misconduct of such Indemnitor, its Affiliates or its officers, employees, directors, managers, representatives or agents in connection with the performance of such Party’s obligations under this Agreement.  Such Liabilities shall include, but not be limited to, reasonable attorneys’ fees and any other out-of-pocket expenses incurred by an Indemnitee in defending or prosecuting any lawsuit or action that arises out of the performance of this Agreement.  Notwithstanding the foregoing, however, an Indemnitor shall not be liable to defend, indemnify or hold harmless any Indemnitee for any Liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnitee.

9.2  In addition to the indemnification obligations contained in Section 9.1 above, Service Recipient shall defend, indemnify, and hold harmless Service Provider, each of Service Recipient’s Affiliates, and the officers, employees, directors, representatives and agents of Service Provider and its Affiliates from and against any and all Liabilities to the extent that they result from, arise out of or relate to any allegation, claim, administrative finding or judicial determination that Service Provider, by virtue of its performance of this Agreement is an ‘operator’ or ‘generator’ under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or analogous state laws, of any real property owned, operated, leased or occupied by Service Recipient.  For purposes of Section 9, Service Recipient shall be an “Indemnitor” and Service Providers and its Affiliates and their respective officers, employees, directors and agents shall be “Indemnitees”.

9.3 The Parties’ obligations to defend, indemnify and hold each other harmless under the terms of this Agreement shall not vest any rights in or be enforceable by any third party, whether a Governmental Authority or private entity, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.  The terms of this Agreement are enforceable only by the Parties and their permitted successors and assigns, and no third party, including a member of Service Recipient, shall have a separate right to enforce any provision of this Agreement, or to compel any Party to comply with the terms of this Agreement.

9.4 The Indemnitee shall notify the Indemnitor as soon as practicable after receiving notice of any claim or proceeding brought against it that might give rise to an indemnity claim under this Agreement (an “Indemnification Claim”) and shall furnish to the Indemnitor the complete details within its knowledge.  Any delay or failure by the Indemnitee to give notice to the Indemnitor shall not relieve the Indemnitor of its obligations except to the extent, if any, that the Indemnitor shall have been materially prejudiced by reason of such delay or failure.

9.5 The Indemnitor shall have the right to assume the defense, at its own expense and by its own counsel, of any Indemnification Claim; provided, however, that such counsel is reasonably acceptable to the Indemnitee  Notwithstanding the Indemnitor’s appointment of counsel to represent an Indemnitee, the Indemnitee shall have the right to employ separate counsel reasonably acceptable to the Indemnitor, and the Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel if in the Indemnitee’s reasonable judgment (a) the use of counsel chosen by the Indemnitor to represent the Indemnitee would present such counsel with a conflict of interest or defenses that are available to the Indemnitee that are not available to the Indemnitor or (b) the Indemnitor shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the institution of such Indemnification Claim.  If requested by the Indemnitor, the Indemnitee Party agrees to reasonably cooperate with the Indemnitor and its counsel in contesting any claim or proceeding that the Indemnitor defends, including, if appropriate, making any counterclaim or cross-complaint.  All reasonably incurred costs and expenses incurred in connection with the Indemnitee’s cooperation shall be borne by the Indemnitor.

9.6 No Indemnification Claim may be settled or compromised by (a) the Indemnitee without the written consent of the Indemnitor or (b) by the Indemnitor without the written consent of the Indemnitee.

SECTION 10. CONFIDENTIALITY.

From and after the date hereof, each Party shall not and shall cause their directors, officers, employees and Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any person other than authorized officers, directors and employees and Affiliates of the Party or use or otherwise exploit for its own benefit any Confidential Information (as defined below).  No Party shall have any obligation to keep confidential (or cause its officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by Applicable Law or a dispute between the Parties; provided, however, that in the event disclosure is required by Applicable Law or by regulation and as required by regulatory authorities, the relevant Party shall, to the extent reasonably possible, provide the other Party with prompt notice of such requirement prior to making any disclosure so that the other Party may seek an appropriate protective order.  For purposes of this Agreement, “Confidential Information” means  any information with respect to the operations and business practices of the other Party, including methods of operation, customer lists, products, prices, fees, costs, inventions, trade secrets, know-how, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters.  “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.  The Parties consent to the filing of this Agreement (i) with the Bankruptcy Court in connection with the Bankruptcy Cases and (ii) with the Securities and Exchange Commission.

SECTION 11. FORCE MAJEURE.

11.1 If Service Provider shall be delayed, hindered in or prevented from performing any act required to be performed by it hereunder by any cause or circumstance which is beyond its control including, without limitation, an act of god, strikes, lockouts or other labor troubles occurring with respect to those sites for which Services are being provided hereunder, inability to procure materials (including energy), power failure, casualty, restrictive governmental laws, orders or regulations, riots, insurrection, war or other reason of a like nature not the fault of Service Provider, then performance of any such act shall be extended for a period equivalent to the period of such delay and a reasonable period of recovery thereafter.

11.2 If for any of the reasons set forth above Service Provider shall be unable to perform any obligation when due, Service Provider shall promptly notify Service Recipient of such delay (and the estimated time that such delay shall continue), in writing, and state the cause for the same.  Service Provider shall have the obligation to do everything reasonably within its power to remove such cause, but shall not be required to incur any substantial additional expense or materially depart from its normal business practices. Service Recipient shall not be required to pay for any disrupted Services during the period in which they are not being provided to Service Recipient pursuant to the terms of this Agreement.

SECTION 12. NOTICES.

12.1 Any notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) hand delivered personally, (ii) mailed by certified or registered mail, return receipt requested, (iii) sent by Federal Express or other express carrier, fee prepaid, (iv) sent via facsimile with receipt confirmed or (v) sent via electronic email with receipt confirmed, provided that such notice or communication is addressed to the respective Parties at the following addresses:

to Service Provider:

SemCrude, L.P.
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136
Phone:                      (918) 524-8100
Fax:  (918) 524-8290
Attention: Chief Financial Officer

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Phone:                      214-746-7700
Fax:  214-746-7777
Attention:  Michael A. Saslaw, Esq.

to Service Recipient:

SemGroup Energy Partners, L.L.C.
Two Warren Place
6120 S. Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
Phone: (918) 524-5500
Fax:  (918) 524-5805
Attention: Chief Financial Officer

With a copy to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 700
Dallas, Texas 75201
Phone:                      (214) 953-6500
Fax:  (214) 953-6503
Attention: Doug Rayburn, Esq.

12.2 Any Party may change the person and address to which notices or other communications to it hereunder are to be sent by giving written notice of any such change to the other Party in the manner provided in this Section.

SECTION 13. GENERAL PROVISIONS.

13.1 Entire Agreement; Exhibits and Schedules.  This Agreement, and the Exhibits hereto, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersede any previous agreements or correspondence between the Parties with respect to the same.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

13.2 Amendments and Waivers. This Agreement and the Exhibits hereto can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement or the Exhibit hereto signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  The Parties hereby acknowledge and agree that a material amendment to this Agreement or any of the Exhibits requires the approval of the Bankruptcy Court prior to the effective date of the plan of reorganization in the Bankruptcy Cases.  The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

13.3 Assignment; Successors. This Agreement shall be personal to each Party and no Party may assign or transfer (directly or indirectly, by merger, consolidation, operation of law or otherwise) its rights or obligations hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that a Party may assign, without the prior written consent of each other Party, this Agreement or their respective rights and obligations hereunder, in whole or in part, to an Affiliate or any purchaser of or successor to all or substantially all of the crude oil assets or business of such Party.  This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns, including with respect to Service Provider, any reorganized debtor entity appointed pursuant to the plan of reorganization of Service Provider.

13.4 Counterparts.  This Agreement may be executed in any number of counterparts each of which, when so executed and delivered (including by facsimile or electronic mail transmission), will be deemed an original but all of which together will constitute one and the same instrument.

13.5 Headings.  The captions of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement and shall have no effect on its interpretation.

13.6 Severability.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal and economic substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.7 Governing Law; Waiver of Jury Trial.  THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OKLAHOMA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS AGREEMENT

13.8 Enforcement.

(a) Without limiting any Party’s right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12.1; provided, however, that if a plan of reorganization has become effective in the Bankruptcy Cases, the Parties agree to and hereby unconditionally and irrevocably submit to the jurisdiction of any federal or state court in Oklahoma and any appellate court from any thereof, for the resolution of any such claim or dispute.

(b) The Parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the Parties hereto hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 12.1(ii); provided, however, that such service shall not be effective until the actual receipt thereof by the Party being served.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have made and executed this Agreement as of the date hereof to be effective as of the Effective Date.

SERVICE PROVIDER

SEMCRUDE, L.P.

By: SemOperating G.P., L.L.C., its general partner

By: /s/ Terrence Ronan
Name:                                                      Terrence Ronan
Title:                                                      President & CEO

SEMMANAGEMENT, L.L.C.

By: /s/ Terrence Ronan
Name:                                                      Terrence Ronan
Title:                                                      President & CEO

SERVICE RECIPIENT

SEMGROUP ENERGY PARTNERS, L.P.

By: SemGroup Energy Partners G.P., L.L.C., its general partner

By: /s/ Alex G. Stallings
Name:                                                      Alex G. Stallings
Title:                                                      Chief Financial Officer and Secretary

SEMGROUP ENERGY PARTNERS, L.L.C.

By: /s/ Alex G. Stallings
Name:                                                      Alex G. Stallings
Title:                                                      Chief Financial Officer and Secretary

SEMGROUP CRUDE STORAGE, L.L.C.

By: /s/ Alex G. Stallings
Name:                                                      Alex G. Stallings
Title:                                                      Chief Financial Officer and Secretary

SEMPIPE G.P., L.L.C.

By: /s/ Alex G. Stallings
Name:                                                      Alex G. Stallings
Title:                                                      Chief Financial Officer and Secretary

SEMPIPE, L.P.

By:  SemPipe G.P., L.L.C.,
        its general partner

By: /s/ Alex G. Stallings
Name:                                                      Alex G. Stallings
Title:                                                      Chief Financial Officer and Secretary

EXHIBIT A

SHARED SERVICES

ARTICLE I. TERM AND TERMINATION.

Section 1.01 Term.  Subject to earlier termination in accordance with the provisions of Section 1.02 of this Exhibit A, Service Provider may provide the Services on this Exhibit A for a period of thirty-six (36) months, commencing on the Effective Date, or for such shorter period as provided in this Exhibit A.  Parties may mutually agree to extend the term of this Exhibit A for additional twelve (12) month periods.

Section 1.02 Early Termination.  This Agreement may be terminated with respect to the shared services in this Exhibit A in the following cases:

(a)
by Service Recipient upon not less than ninety (90) days’ prior written notice to Service Provider with respect to all or any portion of the Services provided to it to it by Service Provider; provided, however, that the Parties may mutually agree in writing to shorten such notice period prior to termination of Services;

(b)
by Service Provider with respect to the Services provided to Service Recipient upon not less than thirty (30) days’ prior written notice to Service Recipient in the event of a material breach by Service Recipient of any term or provision of this Agreement, unless such breach has been cured within fifteen (15) days from receipt by Service Recipient of such notice; provided, however; that nonpayment of any Disputed Items that remain outstanding in accordance with Section 5.2(b) of this Agreement shall not constitute a breach of this Agreement;

(c)
by Service Provider with respect to any Service outlined in this Exhibit provided to Service Recipient upon not less than fifteen (15) days’ prior written notice to Service Recipient in the event Service Provider experiences a loss of employees that results in Service Provider being unable to fulfill any Service outlined in this Exhibit; provided, however, that Service Recipient can elect a temporary suspension, allow Service Provider to cover with other employees, or allow Service Provider to use Outsourced Service for  Services rather than termination; and

(d)	by Service Provider and Service Recipient upon mutual agreement.

ARTICLE II. SERVICES PROVIDED AND CHARGES.

Section 2.01 General.

(a)
Service Provider will provide Service Recipient with the services of such employees as are requested by Service Recipient in order to enable Service Recipient to operate and maintain its crude oil transportation business, including coordination of the transportation and movement of Crude Product (as described in Section 2.03), DOT services (as described in Section 2.04), right of way coordination (as described in Section 2.05), environmental services (as described in Section 2.06), pipeline civil and structural maintenance (as described in Section 2.07), safety services (as described in Section 2.08), Pipeline Truck Station maintenance (as described in Section 2.09), Project Support (as defined in Section 2.10), and truck dispatch (as described in Section 2.11).  The charges and other terms and conditions relating to such Services are more particularly described in Sections 2.03-2.15 below.  Exhibit E of this Agreement provides information on job functions associated with the Services provided in Sections 2.03-2.15 below.

(b)
Services will be provided (i) consistent in all material respects with practices and processes for the performance of such Services as those the Service Provider provides for its own operations, to the extent applicable, (ii) as specifically noted in Sections 2.03-2.15 below, (iii) with the same priority that Service Provider would afford Service Provider’s operations and (iv) in accordance with prudent industry practices and Applicable Law.

Section 2.02 Interim Charges.

(a)
For the first calendar month following the Effective Date the Parties agree that there will be a fixed fee for all labor charges, Employee Expenses, and Administrative Charge associated with the Services outlined in Sections 2.03-2.15 below (the “Initial Fixed Fee”).  The Initial Fixed Fee will be $125,000.  The Parties may mutually agree to further extend the fixed fee period for one additional calendar month at a mutually agreed fixed fee payment (“Extended Fixed Fee”).  The Initial Fixed Fee and Extended Fixed Fee will be invoiced and paid as outlined in this Agreement.  All Outsourced Service associated with the Services outlined will be invoiced as in Sections 2.03-2.15 below.

Section 2.03 Crude Movements.

(a)	Service Provider will provide coordination of Crude Product movements for Service Recipient.

(b)	Crude Movements Charge = Crude Movements Labor Charge + Crude Movements Outsourced Service Charges

(i)
Charges for Labor associated with movement of Crude Products (“Crude Movements Labor Charge”) will be allocated 66% on ratio of number of active truck and pipeline injection points used by Shippers and 34% on ratio of Cushing storage customers.

1)
Crude Movements Labor Charge = Crude Movements Labor*(0.66 * (Service Recipient Shipper Truck and Pipeline Injection Points/Total Shipper Truck and Pipeline Injection Points) + 0.34 * (Service Recipient Cushing Customers/Total  Cushing Customers))

(ii)
Outsourced Service charges related to crude movements (“Crude Movements Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Crude Movements Labor Charge.

(c)	Service Provider may interact directly with Service Recipient’s Shippers regarding movement of Crude Products including blending requests as requested by Service Recipient.

Section 2.04 Department of Transportation.

(a)
Service Provider will provide DOT services to Service Recipient.  DOT services may include the following services: DOT compliance manuals and training; DOT materials and guidance; review, interpretation and filing required regulatory DOT reports; interfacing with DOT regulatory personnel as needed; and assistance with and management of DOT audits.

(b)	DOT Charge = DOT Labor Charge + DOT Outsourced Service Charges

(i)
Charges for Labor associated with DOT (“DOT Labor Charge”) will be allocated 75% equally between the Service Recipient and Service Provider and 25% based on active pipeline and truck audits; provided, however, if there were no active pipeline and truck audits during the relevant period, then the charge will be equally allocated between Service Recipient and Service Provider.

1)
If Total Active Pipeline and Truck Audits is greater than zero then DOT Labor Charge = DOT Labor*(0.75 * 0.50 + 0.25 * (Service Recipient Active Pipeline and Truck Audits/Total Active Pipeline and Truck Audits))

2)	Or if Total Active Pipeline and Truck Audits is equal to zero then DOT Labor Charge = DOT Labor * 0.50

(ii)
Outsourced Service charges related to DOT (“DOT Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as DOT Labor Charge.

(c)	Service Recipient will provide data for its assets that will be utilized in DOT reporting and Service Recipient is responsible for accuracy of data provided.

(d)	Service Recipient will be responsible for ensuring that its business is in compliance with DOT laws and regulations.

Section 2.05 Right of Way.

(a)
Service Provider will provide right of way coordination to Service Recipient.  Right of way coordination may include the following services: facilitating Service Recipient right of way requests including negotiation and documentation for property rights, maintaining right of way records, managing property rights and seeking renewals of property rights, if applicable.

(b)	Right of Way Charge = Right of Way Labor Charge + Right of Way Outsourced Service Charges

(i)
Charges for Labor associated with right of way (“Right of Way Labor Charge”) will be allocated 75% based on miles of active pipe and 25% based on number of all stations; provided, however that major projects which will require substantial Labor will be allocated based on time spent on Service Recipient’s projects.

(ii)
Right of Way Labor Charge = (Right of Way Labor – Right of Way Special Project Labor)*(0.75 * (Service Recipient Miles of Pipe/Total Miles of Pipe + 0.25 * (Service Recipient Right of Way Stations/Total Right of Way Stations)) + Right of Way Special Project Labor

(iii)
Outsourced Service charges related to right of way (“Right of Way Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Right of Way Labor Charge.

(c)
Service Recipient will provide data for its assets that will be utilized in right of way work and Service Provider shall not be responsible for any inaccuracy in such data provided by Service Recipient.

Section 2.06 Environmental.

a)
Service Provider will provide environmental services to Service Recipient.  Environmental services may include the following: providing existing environmental program manuals, preparing required federal, state, and local environmental reports, working with Service Recipient to respond to environmental audits, and management of environmental program.

(b)	Environmental Charge = Environmental Labor Charge + Environmental Outsourced Service Charges

(i)
Charges for Labor associated with environmental services provided by Service Provider hereunder (“Environmental Labor Charge”) will be allocated 37.5% based on miles of active pipe, 12.5% based on number of stations and 50% based on prior month’s Environmental Incidents, if there were no Environmental Incidents in the prior month then the charge will be allocated 75% based on miles of active pipe and 25% based on number of active stations.

1)
If Total Environmental Incidents is greater than zero then Environmental Labor Charge = Environmental Labor*(0.375 * (Service Recipient Miles of Pipe/Total Miles of Pipe)) + (0.125 * (Service Recipient Stations/Total Stations))  + (0.50*(Service Recipient Environmental Incidents/Total Environmental Incidents))

2)
Or if Total Environmental Incidents is equal to zero then Environmental Labor Charge = Environmental Labor*(0.75 * (Service Recipient Miles of Pipe/Total Miles of Pipe) + (0.25 * (Service Recipient Stations/Total Stations)))

(ii)
Outsourced Service charges related to environmental services provided by Service Provider hereunder (“Environmental Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Environmental Labor Charge.

(c)	Service Recipient will provide data for their assets that will be utilized in environmental work and Service Recipient is responsible for accuracy of data provided.

(d)
Service Recipient is responsible for implementing appropriate environmental programs and any environmental related fees or fines.  Service Recipient will be responsible for ensuring that its business is in compliance with all environmental regulations.

Section 2.07 Pipeline Civil and Structural Maintenance.

(a)
Service Provider will provide pipeline civil and structural maintenance (“Pipeline C&S Maintenance”) to Service Recipient.  Service Provider will not provide Pipeline C&S Maintenance for Service Recipient’s SemPipe, L.P. assets.

(b)	Pipeline C&S Maintenance Charge = Pipeline C&S Maintenance Labor Charge + Pipeline C&S Maintenance Outsourced Service Charges

(i)
Charges for Labor associated with pipeline civil and structural maintenance (“Pipeline C&S Maintenance Labor Charge”) will be allocated 50% based on miles of active pipe, 25% based on number of active pipeline stations and 25% based on number of Cushing active storage tanks.  For purposes of Pipeline C&S Maintenance charges, all Service Recipient assets will be adjusted to remove all SemPipe, L.P.’s assets.

1)
Pipeline C&S Maintenance Labor Charge = Pipeline C&S Maintenance Labor*(0.50 * (Service Recipient Miles of Pipe/Total Miles of Pipe + 0.25 * (Service Recipient Pipeline Stations/Total Pipeline Stations)+0.25*(Service Recipient Cushing Storage Tanks/Total Cushing Storage Tanks)

(ii)
Outsourced Service charges related to pipeline civil and structural maintenance (“Pipeline C&S Maintenance Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Pipeline C&S Maintenance Labor Charge.

(c)
Service Recipient will be responsible for authorizing, funding and/or implementing any capital improvements recommended by Service Provider; provided that Service Recipient may elect not to make any such capital improvements in its sole discretion.

Section 2.08 Safety.

(a)
Service Provider will provide safety services to Service Recipient.  Safety services may include the following: providing existing safety program manuals, policies and training materials; reviewing and interpreting regulatory matters; assisting as needed in conducting incident investigations; interfacing with Service Recipient’s workman’s compensation insurance personnel and/or provider; preparing required federal, state, and local safety reports and participating in health and safety regulatory and/or third party audits.

(b)	Safety Charge = Safety Labor Charge + Safety Outsourced Service Charges

(i)	Charges for Labor associated with safety (“Safety Labor Charge”) will be allocated based on ratio of employees covered by safety program.

1)	Safety Labor Charge = Safety Labor * (Service Recipient Safety Employees/(Service Recipient Safety Employees + Service Provider Safety Employees))

(ii)
Outsourced Service charges related to safety (“Safety Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Safety Labor Charge.

(c)	Service Recipient is responsible for implementation and enforcement of Service Recipient’s safety program.

Section 2.09 Pipeline Truck Station Maintenance.

(a)	Pipeline Truck Station maintenance services will only be provided for truck stations located in Kansas and Northern Oklahoma that are operated by Service Recipient as of the Effective Date.

(b)
Service Provider will provide Pipeline Truck Station maintenance for three (3) months from the Effective Date for any Service Recipient Pipeline Truck Stations not contiguous to Service Provider’s assets.  Service Provider will provide Pipeline Truck Station maintenance for twelve (12) months from the Effective Date for any Service Recipient Pipeline Truck Station contiguous to Service Provider’s assets.

(c)	Pipeline Truck Station Maintenance Charge = Pipeline Truck Station Maintenance Labor Charge + Pipeline Truck Station Maintenance Outsourced Service Charges

(i)
Charges for Labor associated with Pipeline Truck Station maintenance (“Pipeline Truck Station Maintenance Labor Charge”) will be allocated for three (3) months at 25% of total labor supporting active Pipeline Truck Stations with maintenance provided by Service Provider and the subsequent nine (9) months will be at 10% of total labor supporting active Pipeline Truck Stations provided by Service Provider.  If Service Recipient requests that maintenance services be provided by Service Provider after twelve (12) months, then any such maintenance service will be based on 105% of Labor associated with Pipeline Truck Station maintenance service provided to Service Recipient.  Service Provider will only provide Pipeline Truck Station maintenance allocations for Service Recipient Pipeline Truck Stations located in Kansas and Northern Oklahoma.

1)	For months one (1) through three (3) after the Effective Date, Pipeline Truck Station Maintenance Labor Charge = Pipeline Truck Station Maintenance Labor*0.25

2)	For months four (4) through twelve (12) after the Effective Date, Pipeline Truck Station Maintenance Labor Charge = Pipeline Truck Station Maintenance Labor*0.10

3)	For any labor utilized twelve (12) months after the Effective Date Pipeline Truck Station Maintenance Labor Charge = Service Recipient Pipeline Truck Station Maintenance Project Labor * 1.05

(ii)
Outsourced Service charges related to Pipeline Truck Station maintenance (“Pipeline Truck Station Maintenance Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Pipeline Truck Station Maintenance Labor Charge.

Section 2.10 Project Support.

(a)
Service Provider will provide advisory services, which may include engineering, project management, integrity management, cathodic protection, and instrumentation and electrical maintenance (“Project Support”) for pipelines, stations, terminals, and storage tanks.

(b)	Project Support = Project Support Labor Charge + Project Support Outsourced Service Charges

(i)	Charges for Labor associated with Project Support (“Project Support Labor Charge”) will be allocated based on time spent on Service Recipient’s projects.

1)	Project Support Labor Charge = Project Support Labor*(Service Recipient Project Support Hours/Total Project Support Hours)

(ii)
Outsourced Service charges related to Project Support (“Project Support Outsourced Service Charges”) applicable to projects requested by Service Recipient will be directly charged to Service Recipient.

(c)
Service Recipient is responsible for authorizing, funding, implementing and/or executing the projects; provided, that Service Recipient may elect in its sole discretion not to undertake any such project.

Section 2.11 Truck Dispatch.

(a)	Service Provider will provide truck dispatch services for a portion of Oklahoma pertaining to Service Recipient’s trucks.

(b)	Truck Dispatch = Truck Dispatch Labor Charge + Truck Dispatch Outsourced Service Charges

(i)	Charges for Labor associated with truck dispatch (“Truck Dispatch Labor Charge”) will be allocated based on ratio of number of trucks being dispatched.

1)	Truck Dispatch Labor Charge = Truck Dispatch Labor*(Service Recipient Trucks Dispatched/Total Trucks Dispatched)

(ii)
Outsourced Service charges related to truck dispatch (“Truck Dispatch Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be so identified, will be allocated based on the same methodology as Truck Dispatch Labor Charge.

Section 2.12 Employee Related Charges.

(a)
Employee Expenses directly related to Services provided to Service Recipient will be directly passed through to Service Recipient.  Employee Expenses associated with Services under this Exhibit A not directly identifiable as pertaining to the Service Recipient or the Service Provider will be allocated based on the labor charge allocation for that Service.

Section 2.13 Administrative Charge.

(a)
Service Provider will add an administrative charge of 12% to all labor related charges, however, such charges will not exceed $10,000 per calendar month.  The administrative charge is for invoice preparation and documentation, third party charge invoicing and accounts payable, responding to Service Recipient’s requests and questions on invoices, and any labor charges that might be incurred from Service Provider staff that performs work under this Exhibit A but is not assigned to areas covered by the Agreement.

(b)
Administrative Charge = Lesser of $10,000 or (0.12 * (Cushing Terminal Operations Labor Charge + Crude Movements Labor Charge + DOT Labor Charge + Right of Way Labor Charge + Environmental Labor Charge + Pipeline C&S Maintenance Labor Charge + Safety Labor Charge + Pipeline Truck Station Maintenance Labor Charge + Project Support Labor Charge + Truck Dispatch Labor Charge))

Section 2.14 Payment of Charges.

(a)	Services outlined in this Exhibit A will be invoiced monthly in accordance with Section 5 of this Agreement.

Section 2.15 Amendment to Exhibit.

(a)	Changes to the Services provided under this Exhibit A must be formalized as an amendment to this Exhibit A and accepted in writing by the Parties.

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EXHIBIT B

CUSHING SHARED SERVICES

ARTICLE I. TERM AND TERMINATION.

Section 1.01 Term.  Subject to earlier termination in accordance with the provisions of Section 1.02 of this Exhibit B, Service Provider may provide the Services on this Exhibit B for a period of thirty-six (36) months, commencing on the Effective Date.  Parties may mutually agree to extend the term of this Exhibit B for additional twelve (12) month periods.

Section 1.02 Early Termination.  This Agreement may be terminated with respect to the shared services in this Exhibit B in the following cases:

(a)
by Service Recipient upon not less than ninety (90) days’ prior written notice to Service Provider with respect to all or any portion of the Services provided to it to it by Service Provider; provided, however, that the Parties may mutually agree in writing to shorten such notice period prior to termination of Services;

(b)
by Service Provider with respect to the Services provided to Service Recipient upon not less than thirty (30) days’ prior written notice to Service Recipient in the event of a material breach by Service Recipient of any term or provision of this Agreement, unless such breach has been cured within fifteen (15) days from receipt by Service Recipient of such notice; provided, however; that nonpayment of any Disputed Items that remain outstanding in accordance with Section 5.2(b) of this Agreement shall not constitute a breach of this Agreement; provided, further, that if Service Provider terminates this Agreement with respect to the shared services in this Exhibit B pursuant to this Section 1.02(b), then Service Recipient shall have the option to terminate the lease relating to the Cushing property (except for the Cushing Interchange building that houses the SCADA equipment) upon not less than ninety (90) days’ prior written notice to Service Provider;

(c)
by Service Provider with respect to any Service outlined in this Exhibit B provided to Service Recipient upon not less than fifteen (15) days’ prior written notice to Service Recipient in the event Service Provider experiences a loss of employees that results in Service Provider being unable to fulfill any Service outlined in this Exhibit B; provided, however, that Service Recipient can elect to temporary suspension, allow Service Provider to cover with other employees, or allow Service Provider to use Outsourced Service for Services rather than termination; and

(d)	by Service Provider and Service Recipient upon mutual agreement.

ARTICLE II. SERVICES PROVIDED AND CHARGES.

Section 2.01 General.

(a)
Service Provider will provide Service Recipient with the services of such employees as are requested by Service Recipient in order to enable Service Recipient to operate and maintain its Cushing, Oklahoma business consisting of terminal operations (as described in Section 2.03).  The charges and other terms and conditions relating to such Services are more particularly described in Section 2.03 below.  Exhibit E of this Agreement provides information on job functions associated with the Services provided in Section 2.03 below.

(b)
Services will be provided (i) consistent in all material respects with practices and processes for the performance of such Services as those the Service Provider provides for its own operations, to the extent applicable, (ii) as specifically noted in Section 2.03 below, (iii) with the same priority that Service Provider would afford Service Provider’s operations and (iv) in accordance with prudent industry practices and Applicable Law.

Section 2.02 Interim Charges.

(a)
For the first calendar month following the Effective Date the Parties agree that there will be a fixed fee for all labor charges, Employee Expenses, and Administrative Charge associated with the Services outlined in Section 2.03 below (the “Initial Fixed Fee”).  The Initial Fixed Fee will be $20,000.  The Parties may mutually agree to further extend the fixed fee period for one (1) additional calendar month at a mutually agreed fixed fee payment (“Extended Fixed Fee”).  The Initial Fixed Fee and Extended Fixed Fee will be invoiced and paid as outlined in this Agreement.  All Outsourced Services associated with the Services outlined will be invoiced as in Section 2.03 below.

Section 2.03 Cushing Terminal Operations.

(a)
Service Provider will provide Service Recipient with the Services of such employees as are requested by Service Recipient in order to enable Service Recipient to operate and maintain its Cushing Storage Tanks and related equipment.  Services will be provided (i) consistent in all material respects with practices and processes for the performance of such Services as those the Service Provider provides for its own operations, to the extent applicable, (ii) with the same priority as Service Provider would afford Service Provider’s operations and (iii) in accordance with prudent industry practices and Applicable Law.

(b)	Cushing Terminal Operations Charge = Cushing Terminal Operations Labor Charge + Cushing Terminal Operations Outsourced Service Charges

(i)
Charges for Labor associated with operations of the Cushing terminals (“Cushing Terminal Operations Labor Charge”) will be allocated 25% on ratio of barrel shipments into Cushing Terminals and 75% on ratio of barrel shipments out of Cushing.    Exhibit E of this Agreement provides information on job functions associated with the Services provided in this Exhibit B.

(c)
Cushing Terminal Operations Labor Charge = Cushing Terminal Operations Labor*(0.25 * (Service Recipient Barrel Shipments Into Cushing/Total Barrel Shipments Into Cushing) + 0.75 * (Service Recipient Barrel Shipments Out of Cushing/Total Barrel Shipments Out of Cushing))

(i)
Outsourced Service charges related to operations of the Total Cushing Storage Tanks (“Cushing Terminal Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, based on ownership of storage tanks when charges are identifiable by a specific tank or tanks, or if such charges are not identifiable by a specific tank or tanks, will be allocated based on the same methodology as Cushing Terminal Operations Labor Charge.

(d)	Service Provider may interact directly with Service Recipient’s Shippers regarding handling of Crude Products including blending requests as requested by Service Recipient.

Section 2.04 Cushing Terminal Maintenance

(a)
Service Provider will provide maintenance and repair service to real and personal property related to the crude oil storage and transportation service businesses of the Parties located in Cushing, Oklahoma, including providing the following exhaustive list of services to the extent Parties are required to perform such maintenance and repair (“Cushing Terminal Maintenance”).  The Cushing Terminal Maintenance list of services may from time to time be expanded as mutually agreed by the Parties.

(b)	Maintenance, repair and construction of the following:

(i)	Roads;

(ii)	Fences;

(iii)	Berms;

(iv)	Ingress/Egress Gates;

(v)	Perimeter lighting, ancillary security devices and security services, if any; and

(vi)	Construction and upkeep of the fire-water and fire foam protection systems.

(c)	Each Party will maintain all necessary permits required to own and operate Cushing North except as noted in the Title V Air Permit section below.

(d)	Facilities owned by both Parties will be covered jointly under one Facilities Response Plan.

(e)	Cushing Terminal Maintenance Charge = Cushing Terminal Maintenance Outsourced Service Charges

(i)
Outsourced Service charges related to Cushing Terminal Maintenance (“Cushing Terminal Maintenance Outsourced Service Charges”) incurred by Service Provider will be allocated based on ownership of Cushing storage tanks to Service Provider or Service Recipient, as applicable, when charges are identifiable by a specific storage tank or tanks and will be allocated based on Service Recipient’s pro rata share of Cushing storage tanks (Service Recipient Cushing Storage Tanks/Total Cushing Storage Tanks) if charges are applicable to Total Cushing Storage Tanks.

Section 2.05 Cushing North Electric Utilities

(i)
Service Provider has a separate meter account for electricity used by its six (6) 350K barrel tanks located on Service Provider’s property, which will continue to be billed to and paid by Service Provider.

(ii)
All of Service Recipient’s Cushing Storage Tanks, Service Provider’s 250K barrel tanks and various other electricity demands at Cushing North are currently consolidated into a single utility bill that is paid by Service Recipient.

1)
Until all electricity services are split between Service Provider and Service Recipient at Cushing North (as described below), Service Provider and Service Recipient will each pay a portion of the electricity pro rata based on the percentage of their respective storage tanks located at Cushing North as compared to the Total Cushing Storage Tanks.

(iii)	Split of Cushing North Electric Services:

1)
Promptly after the Effective Date, Service Recipient and Service Provider will each grant an easement to Oklahoma Gas & Electric covering the current electrical lines in place that support Cushing North in order to facilitate the installation of two (2) separate electrical meters to serve Service Recipient and Service Provider individually.

2)
Once the two (2) separate meters are installed and operational, Service Recipient and Service Provider will be billed for and pay their own electric utilities for their respective operations at Cushing North.

Section 2.06 Title V Air Permit

(a)
Service Recipient is the current holder of the Title V Air Permit for operations located on the northern or central property of Service Recipient and/or Service Provider located in Cushing, Oklahoma (“Cushing Property”).

(b)
Service Provider and Service Recipient will continue to own and operate their respective portions of Cushing Property under Service Recipient’s Title V Air Permit until such time as Service Provider decides, in its sole discretion, to obtain its own Title V Air Permit for its real property at Cushing, Oklahoma.

(c)
Until Service Provider obtains its own Title V Air Permit, if ever, covering its Cushing Property, Service Provider and Service Recipient will each pay their pro rata portion of any fees and expenses directly related to renewal of the permit based on the percentage of their respective storage tanks located on the Cushing Property as compared to the Total Cushing Storage Tanks located on the Cushing Property.

(d)
Service Provider shall be solely responsible for any costs or other liabilities related to any violations of the Title V Air Permit caused by Service Provider or its Affiliates not specifically excluded per this Agreement

Section 2.07 Employee Related Charges.

(a)
Employee Expenses directly related to Services provided to Service Recipient will be directly passed through to Service Recipient.  Employee Expenses associated with Services under this Exhibit B of this Agreement not directly identifiable as pertaining to the Service Recipient or the Service Provider will be allocated based on the labor charge allocation for that Service.

Section 2.08 Administrative Charge.

(a)
Service Provider will add an administrative charge of 12% to all labor related charges, however, such charges will not exceed $750 per calendar month.  The administrative charge is for invoice preparation and documentation, third party charge invoicing and accounts payable, responding to Service Recipient’s requests and questions on invoices, and any labor charges that might be incurred from Service Provider staff that performs work under this Exhibit B but is not assigned to areas covered by the Agreement.

(b)	Administrative Charge = Lesser of $750 or (0.12 * (Cushing Terminal Operations Labor Charge))

Section 2.09 Insurance.

(a)
Service Provider and Service Recipient shall maintain separate property and liability insurance policies covering their own property at Cushing North, except as provided in this Section 2.07 of this Exhibit B.

(i)
Liability insurance is currently covered by the Service Provider umbrella liability insurance policy which will be renewed in April 2009.  No later than April 18, 2009, each of Service Provider and Service Recipient will obtain and have in full force their own separate liability insurance policies.  Until such time, Service Recipient and Service Provider will continue to be covered under the Service Provider umbrella liability insurance policy.

Section 2.10 Payment of Charges.

(a)	Services outlined in this Exhibit B will be invoiced monthly in accordance with Section 5 of this Agreement.

Section 2.11 Amendment to Exhibit.

(a)	Changes to the Services provided under this Exhibit B must be formalized as an amendment to this Exhibit B and accepted in writing by the Parties.

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EXHIBIT C

SCADA SERVICES

ARTICLE I. TERM AND TERMINATION.

Section 1.01 Term.  Subject to earlier termination in accordance with the provisions of Section 1.02 of this Exhibit C, Service Provider will provide the Services on this Exhibit C for a period of five (5) years, commencing on the Effective Date.  Service Recipient may elect to extend the term of this Exhibit C for two subsequent five (5) year terms; provided, however that Service Provider will not be required to provide any Services under this Exhibit C after March 31, 2024 unless the Parties mutually agree in writing to an extension.

Section 1.02 Early Termination.  This Agreement may be terminated with respect to the shared services in this Exhibit C in the following cases:

(a)
by Service Recipient upon not less than ninety (90) days prior written notice to Service Provider with respect to all or any portion of the Services provided to it to it by Service Provider; provided, however, that the Parties may mutually agree in writing to shorten such written notice period;

(b)
by Service Provider with respect to the Services provided to Service Recipient upon not less than thirty (30) days’ prior written notice to Service Recipient in the event of a material breach by Service Recipient of any term or provision of this Agreement, unless such breach has been cured within fifteen (15) days from receipt by Service Recipient of such notice; provided, however; that nonpayment of any Disputed Items that remain outstanding in accordance with Section 5.2(b) of this Agreement shall not constitute a breach of this Agreement; provided, further, that if Service Provider terminates this Agreement with respect to the shared services in this Exhibit C pursuant to this Section 1.02(b), then Service Recipient shall have the option to terminate the lease relating to the Oklahoma City, Oklahoma property upon not less than one hundred eighty (180) days’ prior written notice to Service Provider; and

(c)	by Service Provider and Service Recipient upon mutual agreement.

ARTICLE II. SERVICES PROVIDED AND CHARGES

Section 2.01 General.

(a)
Service Provider will provide Service Recipient with the services of such employees as are requested by Service Recipient to provide SCADA control room operations (as described in Section 2.03).  The charges and other terms and conditions relating to such Services are more particularly described in Section 2.03 below.  Exhibit E of this Agreement provides information on job functions associated with the Services provided in Section 2.03 below.

(b)
Services will be provided (i) consistent in all material respects with practices and processes for the performance of such Services as those the Service Provider provides for its own operations, to the extent applicable, (ii) as specifically noted in Section 2.03 below, (iii) with the same priority that Service Provider would afford Service Provider’s operations and (iv) in accordance with prudent industry practices and Applicable Law.

Section 2.02 Interim Charges.

(a)
For the first calendar month following the Effective Date the Parties agree that there will be a fixed fee for all labor charges, Employee Expenses, and Administrative Charge associated with the Services outlined in Section 2.03 below (the “Initial Fixed Fee”).  The Initial Fixed Fee will be $15,000.  The Parties may mutually agree to further extend the fixed fee period for an additional calendar month following the Effective Date at a mutually agreed fixed fee payment (“Extended Fixed Fee”).  The Initial Fixed Fee and Extended Fixed Fee will be invoiced and paid as outlined in this Agreement.  All Outsourced Service associated with the Services outlined will be invoiced as in Section 2.03 below.

Section 2.03 SCADA Control Room Operations.

(a)
Service Provider will provide SCADA control room operations to Service Recipient.  SCADA control room operations may include the following Services: providing SCADA control room operations, including taking directions from Service Recipient and/or Service Provider, providing SCADA output data to Service Recipient as requested,  and maintaining SCADA control room equipment, hardware, and software.  SCADA related services will be consistent with those of the Service Provider.  Services will be provided (i) consistent in all material respects with practices and processes for the performance of such Services as those the Service Provider provides for its own operations, to the extent applicable, (ii) with the same priority as Service Provider would afford Service Provider’s operations and (iii) in accordance with prudent industry practices and Applicable Law.  The Parties acknowledge and agree that, notwithstanding anything in this Exhibit C or this Agreement, the SCADA related services under this Exhibit C are subject to the terms, conditions, and restrictions of any agreement under which any third-party software incorporated in, used in connection with or related to the SCADA System or SCADA control room operations is licensed to Service Provider.

(b)	SCADA Charge = SCADA Labor Charge + SCADA Outsourced Service Charges

(i)
Charges for Labor associated with SCADA (“SCADA Labor Charge”) will be allocated based on the ratio of Service Recipient SCADA Data Registers covered by Service Provider SCADA control room operations to the total number of SCADA data registers covered by Service Provider.  Exhibit E of this Agreement provides information on job functions associated with the Services provided in this Exhibit C.

1)	SCADA Labor Charge = SCADA Labor * (Service Recipient SCADA Registers/Total SCADA Registers)

(ii)
Outsourced Service charges related to SCADA (“SCADA Outsourced Service Charges”) incurred by Service Provider will be allocated to Service Provider or Service Recipient, as applicable, when charges can be identified to a specific Party or, when such charges cannot be identified, will be allocated based on the same methodology as SCADA Labor Charge.

(c)
Service Recipient is responsible for maintaining its owned SCADA equipment, hardware, and software.  Service Recipient shall not be responsible or charged for maintenance or capital expenditures associated with SCADA equipment owned by Service Provider.

(d)
Service Provider is responsible for maintaining its owned SCADA equipment, hardware, and software, including its SCADA control room equipment, hardware, and software.  Maintaining SCADA equipment, hardware, and software includes upgrading the system as may be needed to address reliability, malfunction, or failure.  To the extent Service Provider upgrades SCADA control room equipment, hardware, or software that requires an upgrade to Service Recipient-owned equipment, hardware, or software, then to the extent Service Recipient does not or chooses not to perform such upgrade, then Service Provider is no longer obligated to provide any Services to, or with respect to, such non-upgraded equipment, hardware, or software.

Section 2.04 Employee Related Charges.

(a)
Employee Expenses directly related to Services provided to Service Recipient will be directly passed through to Service Recipient.  Employee Expenses associated with Services under this Exhibit C not directly identifiable as pertaining to the Service Recipient or the Service Provider will be allocated based on the labor charge allocation for that Service.

Section 2.05 Administrative Charge.

(a)
Service Provider will add an administrative charge of 12% to all labor related charges, however, such charges will not exceed $750 per calendar month.  The administrative charge is for invoice preparation and documentation, third party charge invoicing and accounts payable, responding to Service Recipient’s requests and questions on invoices, and any labor charges that might be incurred from Service Provider staff that performs work under this Exhibit C but is not assigned to areas covered by the Agreement.

(b)	Administrative Charge = Lesser of $750 or (0.12 * (SCADA Labor Charge))

Section 2.06 Payment of Charges.

(a)	Services outlined in this Exhibit C will be invoiced monthly in accordance with Section 5 of this Agreement.

Section 2.07 Amendment to Exhibit.

(a)	Changes to the Services provided under this Exhibit C must be formalized as an amendment to this Exhibit C and accepted in writing by the Parties.

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EXHIBIT D

DEFINED TERMS

“2009 Fiscal Year” has the meaning given such term in Section 5.6.

“Active” and “active” means active and in use on the last day of any applicable calendar month.

“Agreement” has the meaning given such term in the preamble.

“Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, or decree of any Governmental Authority and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement by any Governmental Authority, in each case applicable to either Party and as amended or modified from time to time.

“Bankruptcy Cases” means (i) the chapter 11 cases commenced by SemGroup and certain of its direct and indirect subsidiaries (other than SemGroup Holdings) on July 22, 2008, jointly administered under Case No. 08-11525 (BLS) and (ii) the chapter 11 case commenced by SemGroup Holdings on October 22, 2008 under Case No. 08-12504 (BLS).

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Bankruptcy Cases from time to time.

“Budgeted Service Fees” has the meaning given such term in Section 5.6.

“Confidential Information” has the meaning given such term in Section 10.

“Crude Movements Labor” means Labor assigned to crude movements.

“Crude Products” means crude oil and any related crude oil products utilized for blending.

“Cushing Terminal Operations Labor” means Labor assigned to terminal operations at Total Cushing Storage Tanks.

“Dispute Notice” has the meaning given such term in Section 5.2(b).

“Disputed Items” has the meaning given such term in Section 5.2(b).

“DOT” means the United States Department of Transportation.

“DOT Labor” means Labor assigned to DOT services.

“Effective Date” has the meaning given such term in the preamble.

“Employee Expenses” means travel related expenses and vehicle leasing costs related to Service Provider employees included in Labor, excluding personal cell phone or mobile device charges.

“Environmental Incident” means audits, investigations, and inquiries by local, state, or federal environmental regulatory agencies regarding Service Recipient or Service Provider assets.

“Environmental Labor” means Labor assigned to environmental services.

“Governmental Authority” means any foreign or U.S. federal, state, regional, local or municipal governmental body, agency, instrumentality, board, bureau, commission, department, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefor.

“Indemnification Claim” has the meaning given such term in Section 9.4.

“Indemnitees” has the meaning given such term in Section 9.1.

“Indemnitor” has the meaning given such term in Section 9.1.

“Labor” means fully loaded salary, for full and part time employees of Service Provider providing Services under this Agreement.  Fully loaded salary for employees whose compensation is based on an annual salary will be their base salary plus loading of 45.6%.  Fully loaded salary for employees who are paid on an hourly basis will be their applicable hourly rate times the applicable hours worked up to 40 hours with loading of 45.6% plus any overtime hours times the applicable hourly rate with loading of 10%.  To the extent Service Provider average loading applicable to employees associated with providing Services under this Agreement changes, Service Provider will provide documentation demonstrating actual loading for previous calendar year and loading applied to labor will be adjusted accordingly upon concurrence of Service Provider and Service Recipient.

“Liabilities” means any obligation, liability, charge, deficiency, assessment, interest, penalty, judgment, award, cost or expense of any kind (including reasonable attorneys’ fees, other fees, court costs and other disbursements).  The term also includes any liability that directly or indirectly arises out of or is related to any claim, proceeding, judgment, settlement or judicial or administrative order made or commenced by any third party or Governmental Authority.

“Master Agreement” has the meaning given such term in the recitals.

“Monthly Statement” has the meaning given such term in Section 5.2(a).

“Outsourced Service” has the meaning given such term in Section 2(b).

“Party” and “Parties” has the meaning given such terms in the preamble.

“Pipeline C&S Maintenance Labor” means Labor assigned to pipeline civil and structural maintenance.

“Pipeline Truck Station Maintenance Labor” means Labor assigned to pipeline truck station maintenance in Northern Oklahoma and Kansas.

“Pipeline Truck Station” means truck stations adjacent to Service Provider’s gathering pipeline system in Kansas and Northern Oklahoma.

“Project Support Labor” means Labor assigned to Project Support.

“Referee” has the meaning given such term in Section 5.2(b).

“Resolution Period” has the meaning given such term in Section 5.2(b).

“Right of Way Labor” means Labor assigned to right of way services.

“Right of Way Special Project Labor” means Labor assigned to major right of way projects for Service Recipient.

“Safety Labor” means Labor assigned to safety services.

“SCADA Labor” means Labor assigned to SCADA control room operations.

“Service Fees” has the meaning given such term in Section 5.2(a).

“Service Provider” has the meaning given such term in the preamble.

“Service Provider Business” has the meaning given such term in the recitals.

“Service Provider Safety Employees” means full and part time employees of Service Provider covered by Service Provider’s safety program, excluding employees with time allocated to Service Recipient pursuant to this Agreement.

“Service Recipient” has the meaning given such term in the preamble.

“Service Recipient Business” has the meaning given such term in the recitals.

“Service Recipient Active Pipeline and Truck Audits” means Service Recipient pipeline and truck DOT audits that are active and administered by the Service Provider.

“Service Recipient Barrel Shipments Into Cushing” means barrels of Crude Products shipped into Service Recipient Cushing Storage Tanks.

“Service Recipient Barrel Shipments Out of Cushing” means barrels of Crude Product shipped out of Service Recipient Cushing Storage Tanks.

“Service Recipient Cushing Customers” means the total number of companies and individuals, including Service Recipient, that utilize Service Recipient Cushing Storage Tanks in a given calendar month.

“Service Recipient Cushing Storage Tanks” means active crude storage tanks located in Cushing, Oklahoma owned by Service Recipient that are operated by Service Provider.

“Service Recipient Environmental Incidents” means total audits, investigations, and inquiries by local, state, or federal environmental regulatory agencies regarding Service Recipient assets that are active and administered by Service Provider via environmental services provided by  this Agreement.

“Service Recipient Miles of Pipe” means total active miles of pipeline owned by Service Recipient that are covered by the applicable Service provided.

“Service Recipient Pipeline Stations” means active pipeline stations owned by Service Recipient that are covered by the applicable Service provided.

“Service Recipient Project Support Hours” means Service Provider employee hours associated with Service Recipient requested Project Support projects.

“Service Recipient Pipeline Truck Station Maintenance Project Labor” means Labor requested by Service Recipient for work on pipeline truck station maintenance twelve (12) months after the Effective Date.

“Service Recipient Pipeline Truck Stations” means all pipeline truck stations owned by Service Recipient that are covered by the applicable Service provided.

“Service Recipient Right of Way Stations” means all truck and pipeline stations owned by Service Recipient that are covered by the applicable Service provided.

“Service Recipient Safety Employees” means full and part time employees of Service Recipient covered by Service Provider’s safety program.

“Service Recipient SCADA Data Registers” means SCADA data registers located on pipeline, trucking, and/or storage tank assets owned by Service Recipient for which Service Provider provides control room operations.

“Service Recipient Shipper Truck and Pipeline Injection Points” means the total number of Truck and Pipeline Injection Points used by Service Recipient Shippers.

“Service Recipient Shippers” means companies (including Service Recipient) and individuals that ship or store Crude Products utilizing Service Recipient’s pipeline, trucking, and storage tanks covered by applicable Service provided for in this Agreement in a given calendar month.

“Service Recipient Stations” means active truck and pipeline stations owned by Service Recipient that are covered by the applicable Service provided.

“Service Recipient Trucks Dispatched” means the number of trucks owned by Service Recipient that are dispatched by Service Provider.

“Service Records” has the meaning given such term in Section 5.2(c).

“Services” has the meaning given such term in the recitals.

“Term” has the meaning given such term in Section 4.1.

“Total Active Pipeline and Truck Audits” means the pipeline and truck DOT audits that are active and administered by the Service Provider.

“Total Barrel Shipments Into Cushing” means barrels of Crude Product shipped into the Total Cushing Storage Tanks.

“Total Barrel Shipments Out of Cushing” means barrels of Crude Product shipped out of the Total Cushing Storage Tanks.

“Total Cushing Storage Tanks” means active crude storage tanks located in Cushing, Oklahoma owned by Service Recipient and Service Provider that are operated by Service Provider.

“Total Environmental Incidents” means total audits, investigations, and inquiries by local, state, or federal environmental regulatory agencies for Service Recipient and Service Provider assets that are active and administered by Service Provider via environmental services provided by this Agreement.

“Total Miles of Pipe” means total active miles of pipeline owned by Service Recipient and Service Provider that are covered by the applicable Service provided.

“Total Pipeline Stations” means total number of active pipeline stations owned by Service Recipient and Service Provider that are covered by the applicable Service provided.

“Total Project Support Hours” means Service Provider employees’ total hours associated with Project Support Labor.

“Total Right of Way Stations” means all truck and pipeline stations owned by Service Recipient and Service Provider that are covered by the applicable Service provided.

“Total SCADA Data Registers” means SCADA data registers located on pipeline, trucking, and/or storage tank assets owned by Service Recipient and/or Service Provider for which Service Provider provides control room operations.

“Total Shipper Truck and Pipeline Injection Points” means the total number of Truck and Pipeline Injection Points used by Total Shippers.

“Total Shippers” means the total number of companies and individuals, including Service Recipient, and Service Provider, that ship or store Crude Products utilizing Service Recipient’s or Service Provider’s pipeline, trucking, or storage tank assets covered by the applicable Service provided under this Agreement in a given calendar month.

“Total Stations” means the total number of active truck and pipeline stations owned by Service Recipient and Service Provider that are covered by the applicable Service provided.

“Total Trucks Dispatched” means the total number of trucks owned by Service Recipient and Service Provider that are dispatched by Truck Dispatch Labor.

“Truck and Pipeline Injection Points” means total number of active truck and pipeline injection points for Crude Products owned by Service Recipient and Service Provider for which Service Provider provides Services.

“Truck Dispatch Labor” means Labor associated with individuals assigned to dispatch trucks owned by Service Recipient and Service Provider per the applicable Service provided.

 EXHIBIT E

Job Functions Associated with Shared Services1
Exhibit	Item	Description	Positions	Current Expected Count
Exhibit A	2.03	Crude Movements	Crude Oil Movements Manager	1
			Operations Manager	1
			Crude Oil Support Measurement Tech	2 1
	2.04	Dept of Transportation	Manager DOT Compliance and Safety	1
	2.05	Right of Way	Right of Way Manager	1
			Right of Way Staff	1-2
	2.06	Environmental	Environmental Manager	1
			Environmental Staff	1-2
	2.07	PL Civil & Structural Maintenance	Maintenance Manager	1
			Maintenance Coordinator	1
			Pipeliner	1
	2.08	Safety	Manager DOT Compliance and Safety	1
			Health And Safety Compliance	1-2
	2.09	PL Truck Station Maintenance	Pipeline Supervisor	1
			Maintenance/Operations Coordinator	1
			Meter/Corrosion Technician	1
			Utility Men	6
	2.10	Project Support	Engineer Manager	1
			Engineers	1-4
			Corrosion Technicians	1-2
			I&E Technicians	2-3
			Project Cost Analyst	1
			Drafting Tech	1
	2.11	Truck Dispatch	Dispatcher	1

Exhibit B	2.01	Cushing Terminal Operations	Manager Terminal Operators (Open)	1
			Terminal Operator	3-5

Exhibit C	2.01	SCADA Control Room Operations	SCADA Operator	4-5

1 Positions and current expected count is based on current operations and encompasses filling current vacant positions.  To the extent Service Provider or Service Recipient expand or contract their businesses, the positions and count may be affected.